As filed with the Securities and Exchange Commission on December 18, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

HOLLYSYS AUTOMATION TECHNOLOGIES LTD.

(Exact name of registrant as specified in its charter)

British Virgin Islands	N/A
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

No. 2 Disheng Middle Road,

Beijing Economic-Technological Development Area,

Beijing, P. R. China 100176

(Address of Principal Executive Offices, including zip code)

HOLLYSYS AUTOMATION TECHNOLOGIES LTD. 2015 EQUITY INCENTIVE PLAN (Full title of the plan)
Copies of Correspondence to:

Arden Xia No. 2 Disheng Middle Road, Beijing Economic-Technological Development Area, Beijing, China 100176 (86) 10 5898 1386	Thomas M. Shoesmith, Esq. Pillsbury Winthrop Shaw Pittman LLP 2550 Hanover Street Palo Alto, CA 94304 (650) 233-4500

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐

(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)		Proposed maximum offering price per share		Proposed maximum aggregate offering price	Amount of registration fee
Ordinary Shares, $0.001 par value	3,260,000	(2)	$21.925	(4)	$71,475,500	$7,198
Ordinary Shares, $0.001 par value	1,740,000	(3)	$22.25	(5)	$38,715,000	$3,899
TOTAL	5,000,000		-		$110,190,500	$11,097

(1) Pursuant to Rule 416, promulgated under the Securities Act of 1933, as amended (“Securities Act”), this Registration Statement covers an indeterminate number of additional shares of the Registrant’s Ordinary Shares that become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant’s outstanding Ordinary Shares.

(2) Represents 3,260,000 Ordinary Shares reserved for issuance pursuant to awards under the Registrant’s 2015 Equity Incentive Plan (“2015 Plan”) as of the date of this Registration Statement.

(3) Represents 1,740,000 Ordinary Shares subject to outstanding options previously granted under the 2015 Plan, none of which have been exercised.

(4) Computed pursuant to Rule 457(c) and (h) under the Securities Act, solely for the purpose of determining the registration fee, based upon the average of the high and low prices of the Ordinary Shares of the Registrant on December 14, 2015, as reported on the NASDAQ Global Select Market.

(5) Computed pursuant to Rule 457(c) and (h) under the Securities Act, solely for the purpose of determining the registration fee, based upon the exercise price of outstanding options granted under the 2015 Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

All Information required by Part I of Form S-8 to be contained in the prospectus is omitted from this registration statement in accordance with Rule 428 under the Securities Act.

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PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.          INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents filed with the Securities and Exchange Commission are hereby incorporated by reference in this Registration Statement:

•	The registrant’s Annual Report on Form 20-F for the fiscal year ended June 30, 2015 (the “Form 20-F”), filed with the Commission on September 25, 2015 (File No. 001-33602); and

•	The description of the registrant’s Ordinary Shares contained in the Registration Statement on Form 8-A, filed with the Commission on July 30, 2008 (which incorporates such description of the Ordinary Shares from the registrant’s Registration Statement on Form S-4 (File No. 333-132826), originally filed on March 30, 2006 and as subsequently amended (the “Form S-4”), which description is also hereby incorporated by reference) and September 21, 2010, pursuant to Section 12(g) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and any further amendment or report filed hereafter for the purpose of updating such description.

All documents filed subsequent to the Form 20-F by the registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all of the securities offered hereby have been sold or which deregisters all of the securities covered hereby then remaining unsold, shall also be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of the filing of such documents.

Any statement incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.        DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5.        INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not applicable.

ITEM 6.        INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Under the BVI Business Companies Act, 2004 (as amended) (the "Act") and the registrant's Articles of Association, the registrant may indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings any person who:

(a)	is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director of the registrant; or

(b)	is or was, at the request of the registrant, serving as a director of, or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise.

Pursuant to the Act, the indemnity applies only to a person who has acted honestly and in good faith and in what he believed to be the best interests of the registrant and, in the case of criminal proceedings, provided the person had no reasonable cause to believe that his conduct was unlawful. The registrant shall not indemnify a person who has not so acted, and any indemnity given to such a person is void and of no effect.

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The termination of any proceedings by any judgment, order, settlement, conviction or the entering of a nolle prosequi does not, by itself, create a presumption that the person did not act honestly and in good faith and with a view to the best interests of the registrant or that the person had reasonable cause to believe that his conduct was unlawful.

Expenses, including legal fees, incurred by a director in defending any legal, administrative or investigative proceedings may be paid by the registrant in advance of the final disposition of such proceedings upon receipt of an undertaking by or on behalf of the director to repay the amount if it shall ultimately be determined that the director is not entitled to be indemnified by the registrant in accordance with the Articles of Association.

Expenses, including legal fees, incurred by a former director in defending any legal, administrative or investigative proceedings may be paid by the registrant in advance of the final disposition of such proceedings upon receipt of an undertaking by or on behalf of the former director to repay the amount if it shall ultimately be determined that the former director is not entitled to be indemnified by the registrant in accordance with the Articles of Association and upon such other terms and conditions, if any, as the registrant deems appropriate.

The indemnification and advancement of expenses provided by, or granted pursuant to, the Articles of Association is not exclusive of any other rights to which the person seeking indemnification or advancement of expenses may be entitled under any agreement, resolution of members, resolution of disinterested directors or otherwise, both as to acting in the person’s official capacity and as to acting in another capacity while serving as a director of the Company.

The registrant may purchase and maintain insurance in relation to any person who is or was a director of the registrant, or who at the request of the registrant is or was serving as a director of, or in any other capacity is or was acting for, another body corporate or a partnership, joint venture, trust or other enterprise, against any liability asserted against the person and incurred by the person in that capacity, whether or not the registrant has or would have had the power to indemnify the person against the liability under the Articles of Association.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7.        EXEMPTION FROM REGISTRATION CLAIMED.

Not Applicable.

ITEM 8.        EXHIBITS.

See Index to Exhibits, which is incorporated herein by reference.

ITEM 9.        UNDERTAKINGS.

(a)          The undersigned registrant hereby undertakes:

(1)         To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)          To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)         To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

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(iii)        To include any additional or changed material information with respect to the plan of distribution not previously disclosed in this Registration Statement;

provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)         That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)         To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)          The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in City of Beijing, People’s Republic of China, on this 18th day of December, 2015.

Hollysys automation technologies ltd.

By	/s/ Baiqing Shao
Baiqing Shao
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature to this Registration Statement on Form S-8 appears below hereby constitutes and appoints Baiqing Shao and Herriet Qu, and each or any of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to sign any registration statement for the same offering covered by this Registration Statement on Form S-8 that is to be effective on filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his substitute or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on December 18, 2015.

SIGNATURE	TITLE

/s/ Jianfeng He	Chairman
Jianfeng He

/s/ Baiqing Shao	Chief Executive Officer and Director
Baiqing Shao	(Principal Executive Officer)

/s/ Herriet Qu	Chief Financial Officer
Herriet Qu	(Principal Financial and Accounting Officer )

/s/ Colin Sung	Director
Colin Sung

/s/ Jerry Zhang	Director
Jerry Zhang

/s/ Jianyun Chai	Director
Jianyun Chai

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Index to Exhibits

Exhibit	Description

5.1	Opinion of Maples and Calder

23.1	Consent of Ernst & Young Hua Ming LLP

23.2	Consent of Maples and Calder (included in Exhibit 5.1)

24.1	Power of Attorney (included on the Signature Page to this Registration Statement)

99.1	Hollysys Automation Technologies Ltd. 2015 Equity Incentive Plan

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